Exhibit 99.1

Reviv3 Announces Appointment of New Chief Financial Officer

Los Angeles, California, April 25, 2023 (GLOBE NEWSWIRE) – Reviv3 Procare Company (“Reviv3” or the “Company”) (OTCQB: RVIV), an emerging global e-commerce consumer products company, announced the appointment of Monica Diaz Brickell as its Chief Financial Officer effective immediately. Ms. Brickell will succeed Meenu Jain who is leaving for personal reasons.

Ms. Brickell brings over 20 years of experience in global publicly traded companies, including several senior finance roles prior to joining Reviv3. Most recently, Ms. Brickell served as International Tax Manager for Top Golf Callaway Brands Corp. (formerly Callaway Golf Company). Prior to joining Top Golf Callaway Brands, she served as Senior Tax Associate at Thermo Fisher Scientific. Ms. Brickell holds a Master of Science in Accountancy and a Bachelor of Business Administration in Accounting from the University of Notre Dame, in Notre Dame, Indiana, and has an active license as a Certified Public Accountant in the state of California.

“We are thrilled to welcome Monica to Reviv3 as an important member of our senior leadership team,” commented Jeff Toghraie, Chairman and Chief Executive Officer of Reviv3. “Monica is a seasoned public company executive with deep understating of global transactions and operations. We are confident her expertise will be of significant contribution to our strategic growth plan and long-term shareholder value.”

Ms. Brickell noted, “I am excited to be a part of Reviv3 and look forward to utilizing my experience across all areas of finance, accounting, and tax to pursue the Company’s strategic growth plan.”

“I personally want to thank Meenu for her commitment, contributions, and leadership. I wish her much continued success in her future endeavors,” added Toghraie.

About Reviv3 Procare Company

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a direct-to-consumer marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company’s website at www.reviv3.com and, for the AXIL brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “plan,” “will,” “may,” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make our regarding strategy for growth and long-term shareholder value.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to grow net sales as anticipated and perform in accordance with guidance; (ii) our ability to generate sufficient revenue to support our operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays we may experience in implementing our cost savings and efficiency initiatives, including integrating the AXIL brand; (iv) our ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of our customers, potentially increasing the negative impact to us by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which we operate, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase our product costs and other costs of doing business, and reduce our earnings; and (vi) the impact of unstable market and general economic conditions on our business, financial condition and stock price, including inflationary cost pressures, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and other downturns in the business cycle or the economy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Relations:

Red Chip IR

Todd McKnight

(917) 349-2175

investors@reviv3.com